Exhibit 10.29

$225,000,000

CREDIT AGREEMENT

DATED AS OF APRIL 28, 2005

AMONG

BJ’s WHOLESALE CLUB, INC.,

THE LENDERS,

JPMORGAN CHASE BANK, N.A.,

AS LC ISSUER, AS SWING LINE LENDER

AND AS ADMINISTRATIVE AGENT

AND

BANK OF AMERICA, N.A.,

AS SYNDICATION AGENT

CITIZENS BANK,

AS DOCUMENTATION AGENT

J.P. MORGAN SECURITIES INC.

AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

ARTICLE II THE CREDITS		16
2.1	Commitment	16
2.2	Required Payments; Termination	17
2.3	Ratable Loans	17
2.4	Types of Advances	17
2.5	Swing Line Loans	17
2.5.1	Amount of Swing Line Loans	17
2.5.2	Borrowing Notice	17
2.5.3	Making of Swing Line Loans	17
2.5.4	Repayment of Swing Line Loans	18
2.6	Facility Fee; Reductions and Increases in Aggregate Commitment	19
2.7	Minimum Amount of Each Advance	20
2.8	Optional Principal Payments	20
2.9	Method of Selecting Types and Interest Periods for New Advances	20
2.10	Conversion and Continuation of Outstanding Advances	21
2.11	Changes in Interest Rate, etc	21
2.12	Rates Applicable After Default	22
2.13	Method of Payment	22
2.14	Noteless Agreement; Evidence of Indebtedness	23
2.15	Telephonic Notices	23
2.16	Interest Payment Dates; Interest and Fee Basis	23
2.17	Notification of Advances, Interest Rates, Prepayments and Commitment Changes	24
2.18	Lending Installations	24
2.19	Non-Receipt of Funds by the Administrative Agent	24
2.20	Facility LCs	25
2.21	Replacement of Lender	30

ARTICLE III YIELD PROTECTION; TAXES		31
3.1	Yield Protection	31
3.2	Changes in Capital Adequacy Regulations	32
3.3	Availability of Types of Advances	32
3.4	Funding Indemnification	32
3.5	Taxes	32
3.6	Lender Statements; Survival of Indemnity	35

ARTICLE IV CONDITIONS PRECEDENT		35
4.1	Initial Credit Extension	35
4.2	Each Credit Extension	36

ARTICLE V REPRESENTATIONS AND WARRANTIES		37
5.1	Existence and Standing	37
5.2	Authorization and Validity	37

5.3	No Conflict; Government Consent	37
5.4	Financial Statements	38
5.5	Material Adverse Change; Default	38
5.6	Taxes	38
5.7	Litigation and Contingent Obligations	38
5.8	Subsidiaries	38
5.9	ERISA	39
5.10	Accuracy of Information	39
5.11	Regulation U	39
5.12	Material Agreements	39
5.13	Compliance With Laws	39
5.14	Ownership of Properties	40
5.15	Environmental Matters	40
5.16	Investment Company Act	40
5.17	Public Utility Holding Company Act	40

ARTICLE VI COVENANTS		40
6.1	Financial Reporting	40
6.2	Use of Proceeds	42
6.3	Notice of Default	42
6.4	Conduct of Business	42
6.5	Taxes	42
6.6	Insurance	43
6.7	Compliance with Laws	43
6.8	Maintenance of Properties	43
6.9	Inspection	43
6.10	Dividends	43
6.11	Indebtedness	44
6.12	Merger	45
6.13	Sale of Assets	45
6.14	Investments and Acquisitions	46
6.15	Liens	48
6.16	Affiliates	49
6.17	Amendments	50
6.18	Rate Hedging Obligations	50
6.19	Financial Covenants	50
6.20	Subsidiary Guaranties	50
6.21	Intercompany Indebtedness	51

ARTICLE VII DEFAULTS		51

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		53
8.1	Acceleration; Facility LC Collateral Account	53
8.2	Amendments	54
8.3	Preservation of Rights	55

ARTICLE IX GENERAL PROVISIONS		55
9.1	Survival of Representations	55
9.2	Governmental Regulation	55
9.3	Headings	55
9.4	Entire Agreement	55
9.5	Several Obligations; Benefits of this Agreement	56
9.6	Expenses; Indemnification	56
9.7	Numbers of Documents	56
9.8	Accounting	57
9.9	Severability of Provisions	57
9.10	Nonliability of Lenders	57
9.11	Confidentiality	57
9.12	Nonreliance	57
9.13	Disclosure	58
9.14	USA PATRIOT Act	58
9.15	Termination of Prior Agreement	58

ARTICLE X THE ADMINISTRATIVE AGENT		58
10.1	Appointment; Nature of Relationship	58
10.2	Powers	58
10.3	General Immunity	59
10.4	No Responsibility for Loans, Recitals, etc	59
10.5	Action on Instructions of Lenders	59
10.6	Employment of Agents and Counsel	59
10.7	Reliance on Documents; Counsel	60
10.8	Administrative Agent’s Reimbursement and Indemnification	60
10.9	Notice of Default	60
10.10	Rights as a Lender	60
10.11	Lender Credit Decision	61
10.12	Successor Administrative Agent	61
10.13	Administrative Agent and Arranger Fees	62
10.14	Delegation to Affiliates	62
10.15	Co-Agents, Documentation Agent, Syndication Agent, etc	62

ARTICLE XI SETOFF; RATABLE PAYMENTS		62
11.1	Setoff	62
11.2	Ratable Payments	62

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		63
12.1	Successors and Assigns	63
12.2	Dissemination of Information	66
12.3	Tax Treatment	66

ARTICLE XIII NOTICES		66
13.1	Notices	66
13.2	Change of Address	67

ARTICLE XIV COUNTERPARTS		67

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		67
15.1	CHOICE OF LAW	67
15.2	CONSENT TO JURISDICTION	67
15.3	WAIVER OF JURY TRIAL	68

v

EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Assignment and Assumption Agreement
Exhibit C	Form of Subsidiary Guaranty

SCHEDULES

Pricing Schedule
Schedule 1	Commitments
Schedule 2.20.13	Outstanding Letters of Credit
Schedule 5.8	Subsidiaries
Schedule 6.11	Indebtedness
Schedule 6.14	Investments
Schedule 6.15	Liens

CREDIT AGREEMENT

This Agreement, dated as of April 28, 2005, is among BJ’s Wholesale Club, Inc., the Lenders and JPMorgan Chase Bank, N.A. (“JPMCB”), a national banking association, as LC Issuer, as Swing Line Lender and as Administrative Agent. The parties hereto agree as follows:

R E C I T A L S:

A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $225,000,000 (as the same may be increased in accordance with the terms hereof); and

B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Active Subsidiary” means a Subsidiary that has total assets of at least $500,000.

“Adjusted Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (i) the outstanding principal amount of all Indebtedness plus (ii) the product of eight (8) times Rentals (for the twelve (12) months most recently completed prior to the date of determination).

“Administrative Agent” means JPMCB in its capacity as administrative agent of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $225,000,000.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4 hereof; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.19, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the Financial Statements.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which, as applicable, (i) facility fees are accruing on the Aggregate Commitment (without regard to usage), or (ii) LC Fees are accruing, in each case at such time as set forth in the Pricing Schedule; provided however, that for any day on which the Aggregate Outstanding Credit Exposure is in excess of 50% of the Aggregate Commitment then in effect (or, if the Aggregate Commitment has terminated, 50% of the Aggregate Commitment immediately prior to such termination), the Applicable Fee Rate with respect to LC Fees shall be increased by ..125%.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule; provided however, that for any day on which the Aggregate Outstanding Credit Exposure is in excess of 50% of the Aggregate Commitment then in effect (or, if the Aggregate Commitment has terminated, 50% of the Aggregate Commitment immediately prior to such termination), the Applicable Margin shall be increased by .125%.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means J.P. Morgan Securities Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.1) and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chairman, President, Chief Financial Officer, Treasurer, Controller or any Vice President-Finance of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Board” means the Board of Governors of the Federal Reserve System.

“Borrower” means BJ’s Wholesale Club, Inc., a Delaware corporation, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Business Trust” means BJ’s Northeast Business Trust, a Massachusetts business trust and Wholly-Owned Subsidiary of the Borrower, and its successors and assigns.

“Capital” means, as of any date of determination, the sum of Net Worth plus Adjusted Debt.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower or (ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (a) who were members of that board or equivalent governing body on the first day of such period, (b) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1(i).

“Commercial LC” means a Facility LC which is the payment mechanism for a commercial trade transaction.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its name on Schedule 1 hereto, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership (but does not include (i) any application for a Letter of Credit or (ii) any obligation of any Person to pay the purchase price of real estate, subject to the satisfaction of customary conditions precedent, contracted for in the ordinary course of business). The principal amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Contingent Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

“Conversion/Continuation Notice” is defined in Section 2.10.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC hereunder.

“Current Maturities” means, as of any date of determination, the sum of all amounts which were due and payable within 12 months prior to such date with respect to any Indebtedness with an original term in excess of one year (it being understood that Indebtedness under this Agreement shall not be included), all determined on a consolidated basis for the Borrower and its Subsidiaries.

“Default” means an event described in Article VII.

“EBITR” means, for any period, Net Income for such period plus (i) interest expense, to the extent deducted in computing Net Income for such period; (ii) income taxes, to the extent deducted in computing Net Income for such period; and (iii) Rentals, to the extent deducted in computing Net Income for such period, all determined on a consolidated basis for the Borrower and its Subsidiaries.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 3o3(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to any Eurodollar Advance for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Base Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Eurodollar Advance for any Interest Period, an interest rate per annum equal to the sum of (i) (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate (rounded upwards, if necessary, to the next 1/16 of 1%) plus (ii) the Applicable Margin.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility LC” is defined in Section 2.20.1.

“Facility LC Application” is defined in Section 2.20.3.

“Facility LC Collateral Account” is defined in Section 2.20.11.

“Facility Termination Date” means April 27, 2010 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Charge Coverage Ratio” means a ratio of (i) EBITR for such fiscal quarter and the three immediately preceding fiscal quarters to (ii) the sum of interest expense, Rentals and cash dividends for such fiscal quarter and the three immediately preceding fiscal quarters plus Current Maturities as of the end of such fiscal quarter, all determined on a consolidated basis for the Borrower and its Subsidiaries.

“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Guarantor” means any Subsidiary which is from time to time a party to the Subsidiary Guaranty. The initial Guarantors are Strathmore Holdings, Inc., the Trademark Subsidiary, BJ’s NJ Atlantic Distribution Center, LLC, the Business Trust, Natick Realty, Inc. and the Investment Subsidiary.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations and (vii) any other obligation for borrowed money or other financial accommodations (excluding trade payables incurred in the ordinary course) which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (viii) net liabilities under Rate Hedging Obligations or in respect of any other derivative financial instrument, (ix) unreimbursed draws under Letters of Credit and (x) Contingent Obligations.

“Interest Period” means, with respect to a Eurodollar Advance, a period of seven days or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date seven days or one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business

Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts (valued at cost or, at any time, net liability of such Person thereunder) owned by such Person.

“Investment Subsidiary” means Natick Security Corp., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Borrower, and its successors.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Disbursement” means a payment made by the LC Issuer pursuant to a Letter of Credit.

“LC Fee” is defined in Section 2.20.4.

“LC Issuer” means JPMCB (or any subsidiary or affiliate of JPMCB designated by JPMCB) in its capacity as issuer of Facility LCs hereunder or any other Lender which agrees with the Borrower to act as an issuer of Facility LCs hereunder, in its capacity as such Issuer.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.20.5.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes JPMCB in its capacity as Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.14 and the Subsidiary Guaranty.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

“Material Indebtedness” is defined in Section 7.5.

“Modify” and “Modification” are defined in Section 2.20.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period determined in conformity with Agreement Accounting Principles; provided, however, that to the extent reported as a separate item on the Borrower’s financial statements delivered pursuant to Section 6.1 hereof, there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries.

“Net Worth” means the aggregate amount of shareholders equity of the Borrower as determined from a consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.14.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

“Participants” is defined in Section 12.1.

“Payment Date” means the last day of each March, June, September and December.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Investments” means Investments in any of the following:

(i) Short-term obligations of, or fully guaranteed by, the United States of America;

(ii) Commercial paper rated A-2 or better by S&P or P-2 or better by Moody’s and securities commonly known as “short-term bank notes” issued by any Lender denominated in United States dollars which at the time of purchase have been rated and the ratings for which are not less than P-2 if rated by Moody’s, and not less than A-2 if rated by S&P;

(iii) Demand deposit accounts maintained in the ordinary course of business;

(iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

(v) Tax-free government securities rated “A” or better as rated by S&P or Moody’s which have a weighted average life of less than two (2) years;

(vi) Government securities mutual funds which invest primarily in tax-free government securities rated “A” or better as rated by S&P or Moody’s which have a weighted average life of less than two (2) years;

(vii) Corporate debt securities rated “A” or better as rated by S&P or Moody’s that mature within two (2) years from the date the Investment is made by the Borrower or any of its Subsidiaries;

(viii) Collateralized mortgage obligations rated “A” or better as rated by S&P or Moody’s with an average life less than two (2) years;

(ix) Money market preferred stock investments rated “A” or better as rated by S&P or Moody’s;

(x) Repurchase agreements relating to a security which is rated “A” or better as rated by S&P or Moody’s that mature within two (2) years from the date the Investment is made by the Borrower or any of its Subsidiaries;

(xi) Tax free government securities rated “SP2” or better by S&P or “MIG2” or better by Moody’s with an average life of less than two (2) years;

(xii) Money market mutual funds with an average maturity of not more than 270 days which invest primarily in corporate or governmental debt securities and which debt securities have a rating equal to or better than the applicable rating for such securities set forth in clauses (ii), (vii), (x) or (xi) above; and

(xiii) any “Eligible Security” as defined in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, including any such investment which would be an “Eligible Security” but for the fact that it has a remaining maturity in excess of 396 days (but only so long as it has a remaining maturity less than two years).

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMCB (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Prior Agreement” means the Credit Agreement dated as of June 12, 2002 among the Borrower, Bank One, NA, as agent, and the Lenders party thereto, as amended through the date hereof.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

“Purchasers” is defined in Section 12.1.

“Rate Hedging Agreements” of a Person means (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, commodity hedging arrangements and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Rate Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under Rate Hedging Agreements.

“Real Estate Subsidiary” means any Wholly-Owned Subsidiary of the Borrower existing on the date hereof or formed after the date hereof (i) for the purpose of (a) purchasing, developing and/or carrying real estate or lending money to the Borrower or any Wholly-Owned Subsidiary or (b) acting as a holding company for Subsidiaries which purchase, develop and/or carry real estate, (ii) which conducts no business other than that which is incidental to purchasing, developing and/or carrying real estate or lending money to the Borrower or any Wholly-Owned Subsidiary and (iii) which owns no significant assets other than real estate, Subsidiaries which are Real Estate Subsidiaries or mortgages on real estate owned by the Borrower or any Wholly-Owned Subsidiary.

“Register” is defined in Section 12.1(b)(iv).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rentals” of a Person means, with respect to any period, the aggregate amount of rental expense deducted in computing Net Income for such period.

“Required Lenders” means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Standby LC” means a Facility LC which is not a Commercial Letter of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guaranty” means that certain Guaranty dated as of the date hereof executed and delivered by the applicable Subsidiaries in favor of the Administrative Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time, including any joinder agreements entered into pursuant to Section 6.20 hereto.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

“Swing Line Borrowing Notice” is defined in Section 2.5.2.

“Swing Line Commitment” means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $15,000,000 at any one time outstanding.

“Swing Line Lender” means JPMCB or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Trademark Subsidiary” means Strathmore Partners LP, a Delaware limited partnership and Wholly-Owned Subsidiary of the Borrower, formed for the purpose of (i) owning trademarks and/or other intellectual property and whose income is primarily derived from royalties received from the Borrower and its Subsidiaries for the use of such trademarks and/or other intellectual property and/or (ii) owning and operating retail stores in states in which the Borrower has determined there are advantages to operating retail stores in such state through a Wholly-Owned Subsidiary.

“Transferee” is defined in Section 12.2.

“Trademark Subsidiary Promissory Note” means that certain subordinated Promissory Note issued by the Borrower in favor of the Business Trust (as assignee of BJ’s Northeast Operating Company) in the original aggregate principal amount of $648,000,000 and dated September 21, 1999, as amended.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more direct or indirect Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled by such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender’s Outstanding Credit Exposure shall not exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

2.2 Required Payments; Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.3 Ratable Loans. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4 Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the Borrower in accordance with Section 2.5.

2.5 Swing Line Loans.

2.5.1 Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender’s Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

2.5.2 Borrowing Notice. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than 1:00 p.m. (New York time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate.

2.5.3 Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 3:00 p.m. (New York time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in New York, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.

2.5.4 Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, by written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to the Lenders) given not later than 10:00 a.m. (New York time) on the applicable repayment date, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m. (New York time) on the date of any notice received pursuant to this Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable

Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

2.6 Facility Fee; Reductions and Increases in Aggregate Commitment.

(a)	The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a facility fee at a per annum rate equal to the Applicable Fee Rate on the Aggregate Commitment (without regard to usage) (or, after the Aggregate Commitment is terminated, on the Aggregate Outstanding Credit Exposure) from the date hereof to and including the later of the Facility Termination Date and the date all Loans and Reimbursement Obligations have been paid in full, payable on each Payment Date hereafter and on the Facility Termination Date.

(b)	The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three (3) Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

(c)

The Borrower may, at its option, on up to two occasions, seek to increase the Aggregate Commitment by up to an aggregate amount of $100,000,000 (resulting in a maximum Aggregate Commitment of $325,000,000) upon at least three (3) Business Days’ prior written notice to the Administrative Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Unmatured Default has occurred and is continuing. The Borrower may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Aggregate Commitment on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other Lenders or entities reasonably acceptable to the Administrative Agent. No increase in the Aggregate Commitment shall become effective until the existing or new Lenders extending such incremental Commitment amount and the Borrower shall have delivered to the Administrative Agent a document inform reasonably satisfactory to the Administrative Agent pursuant to which any such existing Lender states the amount of its Commitment increase, any such new Lender states its Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder and the Borrower accepts such incremental Commitments. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Commitment, of a direct or participation interest in each then outstanding Advance and Facility L/C such that, after giving effect thereto, all credit exposure hereunder is held ratably by the Lenders in proportion to their respective Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and facility and letter of credit fees. The Borrower shall make any payments under Section 3.4 resulting from such assignments. Any such increase of the Aggregate Commitment shall be subject to receipt by the Administrative Agent from the Borrower of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request.

2.7 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $3,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.8 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one (1) Business Day’s prior notice to the Administrative Agent. The Borrower may at anytime pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 10:00 a.m. (New York time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Administrative Agent.

2.9 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (New York time) on the proposed Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and not later than 11:00 a.m. (New York time) on the date three (3) Business Days before the Borrowing Date for each Eurodollar Advance, provided that any such notice of a Floating Rate Advance to refinance reimbursement of a Facility LC disbursement pursuant to Section 2.20.6 may be given not later than 11:00 a.m. (New York time) on the date of the proposed Advance. Each such notice shall specify:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.10 Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2. 7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than Swing Line Loans) into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (New York time) on the date at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.11 Changes in Interest Rate, etc. Each Floating Rate Advance (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate (or such other rate as may have been agreed to by the Borrower and the Swing Line Lender) for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

2.12 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. If any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall thereafter bear interest, whether after or before judgment, at a rate per annum equal to (i) in the case of over due principal of any Loan, 2% plus the rate otherwise applicable to such Loan or (ii) in the case of any other amount, 2% plus the Applicable Base Rate.

2.13 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall (except with respect to repayments of Swing Line Loans and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with JPMCB for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

2.14 Noteless Agreement; Evidence of Indebtedness.

(i)	Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)	The Administrative Agent shall also maintain the Register as set forth in Section 12.1(b)(iv)

(iii)	The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)	Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.1) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.1, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.15 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.16 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, facility fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year (except that interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day year, or when appropriate, 366-day year). Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.17 Notification of Advances, Interest Rates, Prepayments and Commitment Changes. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction or increase notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.18 Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.19 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the

Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.20 Facility LCs.

2.20.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue Standby LCs and Commercial LCs (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of and for the account of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $50,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance (provided that any Facility LC may provide for annual successive one-year renewals thereof provided that no Facility LC expiry date shall occur after the date in clause (x) above).

2.20.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.20.3 Notice. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 11:00 a.m. (New York time) at least three (3) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.20.4 Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each Standby LC, a letter of credit fee at a per annum rate equal to the Applicable Fee Rate for Standby LCs in effect from time to time on the average daily undrawn stated amount under such Standby LC, such fee to be payable in arrears on each Payment Date and on the Facility Termination Date, and (ii) with respect to each Commercial LC, a per annum rate equal to the Applicable Fee Rate for Commercial LCs in effect from time to time on the average daily undrawn stated amount under such Commercial LC, such fee to be payable in arrears on each Payment Date and on the Facility Termination Date (each such fee described in this sentence an “LC Fee”). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

2.20.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus

(ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after noon (New York time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.20.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.20.7 Obligations Absolute. The Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. Subject to the provisions of Section 2.20.8, the Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. Subject to the provisions of Section 2.20.8, the LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Subject to the provisions of Section 2.20.8, the Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

2.20.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall, as between the Lenders and the LC Issuer, in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.20.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.20.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative

Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMCB having a maturity not exceeding thirty (30) days. Nothing in this Section 2.20.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.20.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.20.13 Outstanding Letters of Credit. The letters of credit set forth on Schedule 2.20.13 hereto were issued pursuant to the Prior Agreement and remain outstanding as of the date of this Agreement (the “Outstanding Letters of Credit”). The Borrower, each LC Issuer and each of the Lenders hereby agree with respect to the Outstanding Letters of Credit that effective upon the first date upon which the conditions set forth in Sections 4.1 and 4.2 are satisfied, (a) such Outstanding Letters of Credit, for all purposes under this Agreement, shall be deemed to be Facility LCs governed by the terms and conditions of this Agreement, (b) each Lender shall participate in each Outstanding Letter of Credit issued by any LC Issuer in an amount equal to its Pro Rata Share of the face amount of such Outstanding Letter of Credit and (c) all participations therein pursuant to the Prior Agreement are terminated.

2.21 Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent (provided that any existing Lender shall be automatically deemed satisfactory) shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.1 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

ARTICLE III

YIELD PROTECTION; TAXES

3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)	subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)	imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender, or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within fifteen (15) days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2 Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5 Taxes. (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

(ii)	In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)	The Borrower hereby agrees to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date of this Agreement, or, if later, the date it becomes a Lender, deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY or such other form as allowed by the United States Internal Revenue Service, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)	For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above or a Lender has failed to provide the forms pursuant to clause (vi) below (unless, in each case, such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes that would have been avoided if the Lender had provided the forms that it was required to provide under clauses (iv) and/or (vi); provided that, should a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) or (vi) the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(vi)	Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, however, that a Non-U.S. Lender that complies with the requirements of clause (iv) shall be considered to have complied with this clause (vi) with respect to the withholding of Taxes under the Code.

(vii)	If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement; provided, that notwithstanding anything herein to the contrary, the Borrower shall not be liable for and shall not be required to compensate or indemnify any Lender or the LC Issuer for any amount or amounts pursuant to Section 3.1, 3.2 or 3.4 unless a demand is made upon the Borrower within 120 days after the date upon which the applicable Lender’s or LC Issuer’s right to reimbursement arises.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Administrative Agent (with sufficient copies, as requested by the Administrative Agent, for the Lenders) the following:

(i)	Copies of the articles or certificate of incorporation, certificate of limited partnership or declaration of trust, as applicable, of the Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in the applicable jurisdiction of incorporation.

(ii)	Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its by-laws or agreement of limited partnership, as applicable, and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or such Guarantor is a party.

(iii)

An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or such Guarantor authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Guarantor.

(iv)	A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

(v)	A written opinion of the Borrower’s internal counsel and external counsel, addressed to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent and its counsel.

(vi)	Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

(vii)	Executed originals of this Agreement and of the Subsidiary Guaranty substantially in the form attached hereto as Exhibit C, each of which shall be in full force and effect, together with all schedules and exhibits required to be delivered pursuant hereto and thereto.

(viii)	Evidence that, concurrently with the initial Credit Extension hereunder, the Trademark Subsidiary Promissory Note is being amended on terms satisfactory to the Administrative Agent to confirm that the obligations of the Borrower hereunder constitute “Senior Debt” under such note (and the Administrative Agent and Lenders hereby consent to such amendment).

(ix)	Evidence that concurrently with the initial Credit Extension hereunder, the Prior Agreement is being terminated and all amounts due and payable thereunder paid.

(x)	Such other documents as any Lender, the LC Issuer or its counsel may have reasonably requested.

4.2 Each Credit Extension. The Lenders shall not be required to make any Credit Extension (except as otherwise set forth in Section 2.5.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) unless on the applicable Credit Extension Date:

(i)	There exists no Default or Unmatured Default.

(ii)	The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)	All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.

Each Borrowing Notice, Swing Line Borrowing Notice, or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1 Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only), business trust or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority or to have such good standing would not have a Material Adverse Effect.

5.2 Authorization and Validity. The Borrower and each Guarantor has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper organizational proceedings, and the Loan Documents to which the Borrower and each Guarantor is a party constitute legal, valid and binding obligations of the Borrower and such Guarantor enforceable against such party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4 Financial Statements. The consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5 Material Adverse Change; Default. Since February 1, 2005, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect. No Default or Unmatured Default has occurred and is continuing.

5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service (or the applicable statute of limitations is closed) through the fiscal year ended January 31, 1998. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. If the Borrower or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

5.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extension. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8 Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact as of the date furnished or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date furnished.

5.11 Regulation U. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation U or Regulation X. Neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

5.13 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where the failure to do so, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.14 Ownership of Properties. On the date of this Agreement, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

5.15 Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16 Investment Company Act. Neither the Borrower nor any Subsidiary is an” investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.17 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary on a consolidated basis, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

(i)

Within ninety (90) days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss, reconciliation of surplus and cash flow statements, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof and setting forth the calculation of the covenants set forth in Section 6.19 hereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Unmatured Default which would not be disclosed in the ordinary course of an audit.

(ii)	Within fifty (50) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated profit and loss and reconciliation of surplus and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(iii)	Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(iv)	As soon as available, but in any event on or before the 120th day of each fiscal year of the Borrower, a copy of the plan and forecast (including a one year projected consolidated balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries on a consolidated basis for such fiscal year.

(v)	As soon as possible and in any event within ten (10) days after the Borrower knows that any ERISA Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said ERISA Event and the action which the Borrower proposes to take with respect thereto.

(vi)

As soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, and (c) any notice of any event or occurrence or the assertion or commencement of any claims, actions, or other proceeding or against or affecting the Borrower or any Subsidiary which, in the case of clause (a), (b) or (c) could reasonably be expected to have a Material Adverse Effect.

(vii)	For any fiscal quarter during which the Borrower has created a new Subsidiary or terminated the existence of any existing Subsidiary as may be permitted hereunder, together with the financial statements required hereunder covering such period, a certificate signed by an Authorized Officer attaching a revised Schedule 5.8 which modifies the list of Subsidiaries contained therein to show any such additions and deletions the delivery of which shall be deemed to be a representation and warranty of the Borrower as to the accuracy of such revised Schedule.

(viii)	Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(ix)	Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(x)	Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

6.3 Notice of Default. The Borrower will, and will cause each Guarantor to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4 Conduct of Business. The Borrower will, and will cause each Active Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to conduct business, remain incorporated or organized and in good standing or have such requisite authority would not have a Material Adverse Effect.

6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable material foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies (and/or through a self-insurance program) insurance on all their Property in such amounts (and/or with such reserves) and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to do so, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property which is used or useful in the business of the Borrower or any of its Subsidiaries in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may request.

6.10 Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, in each case on either a cash basis or on a synthetic basis through the use of derivatives, except that (i) any Subsidiary may declare and pay dividends to the Borrower or to a Wholly-Owned Subsidiary and (ii) so long as prior to and after giving effect thereto no Default or Unmatured Default shall exist the Borrower and each Subsidiary may declare or pay any dividends on its capital stock and redeem, repurchase or otherwise acquire or retire any of its capital stock, in each case on either a cash basis or on a synthetic basis through the use of derivatives. Solely for purposes of determining compliance with Sections 6.19.1 and 6.19.2 for purposes of the foregoing condition, the date of the proposed declaration, dividend, redemption, repurchase or other acquisition or retirement shall be deemed the end of a fiscal quarter.

6.11 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i)	The Loans, the Reimbursement Obligations and obligations to the Lenders under or in connection with the Loan Documents.

(ii)	Indebtedness existing on the date hereof and described in Schedule 6.11 hereto.

(iii)	Contingent Obligations (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) to purchase real property from another Person or guaranties incurred in the ordinary course of business in connection with the purchase or lease of stores or distribution centers, provided that (A) not less than eighty percent (80%) of the total square footage of each such store or distribution center so purchased or leased shall be utilized by the Borrower or its Subsidiaries and (B) the aggregate amount of such Contingent Obligations pursuant to this clause (b) at any time outstanding shall not exceed $75,000,000, (c) consisting of guaranties incurred by the Borrower to support operating leases and/or Indebtedness incurred by any Subsidiary not prohibited hereunder and (d) obligations as the general partner of the Trademark Subsidiary.

(iv)	Indebtedness of one or more special purpose Wholly-Owned Subsidiaries in connection with a transfer by the Borrower or a Wholly-Owned Subsidiary of interests in accounts or notes receivable on a limited recourse basis, provided that (a) such transfer qualifies as a sale under generally accepted accounting principles and (b) any such Indebtedness, at any time outstanding, does not exceed $75,000,000 in the aggregate.

(v)	Capitalized Lease Obligations due from the Borrower or any Real Estate Subsidiary not to exceed, at any time outstanding, $100,000,000 in the aggregate.

(vi)	Obligations to make “earnout” payments in respect of Acquisitions permitted hereby.

(vii)	Investments permitted under Section 6.14.

(viii)	Indebtedness of the Borrower owing to any Wholly-Owned Subsidiary or of any Guarantor owing to the Borrower or to any Wholly-Owned Subsidiary.

(ix)	Additional Indebtedness of the Borrower or its Subsidiaries, at any time outstanding; provided that no more than $50,000,000 in the aggregate of such Indebtedness incurred by the Borrower’s Subsidiaries may be outstanding at any one time; and provided further that, after giving effect thereto, the Borrower would be in compliance with Section 6.19.1 (treating the date of incurrence as a fiscal quarter end).

6.12 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

(i)	a Subsidiary may merge with and into the Borrower or a Wholly-Owned Subsidiary;

(ii)	the Borrower may merge or consolidate with any Person which is in a business related to the Borrower’s business; and

(iii)	any Subsidiary of the Borrower may merge or consolidate with or into another Person in a transaction constituting (A) a disposition of assets by the Borrower so long as such disposition is permitted by Section 6.13 hereof or (B) an Acquisition so long as such Acquisition is permitted by Section 6.14;

provided that in each such case, (a) immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default or Unmatured Default and, (b) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

6.13 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except:

(i)	for sales of inventory in the ordinary course of business and obsolete, worn out or no longer useful furniture, equipment and other goods in the ordinary course of business;

(ii)	that (A) any Subsidiary may sell, lease or otherwise dispose of assets (x) to any other Subsidiary which is a Guarantor or to the Borrower and (y) to any Subsidiary which is not a Guarantor so long as after giving effect to any such disposition the aggregate amount of all such dispositions pursuant to this subsection (ii) during the proceeding twelve month period does not exceed five percent (5%) of the Borrower’s consolidated assets as of the last day of the most recently ended fiscal quarter of the Borrower, (B) the Borrower may transfer liquor licenses owned by the Borrower or other permits obtained by the Borrower and used in the operation of any of the stores to any such Subsidiary and (C) the Borrower may transfer or sell operating assets to the Trademark Subsidiary in the ordinary course of business consistent with the past practices of the Borrower;

(iii)	for any transfer of an interest in accounts or notes receivable on a limited recourse basis, provided that such transfer qualifies as a sale under generally accepted accounting principles;

(iv)

for leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions permitted under clauses (i), (ii) and (iii) above) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries;

(v)	for sales of Permitted Investments in the ordinary course of business;

provided that in each such case, immediately after giving effect thereto, no event shall have occurred and be continuing that constitutes a Default or an Unmatured Default.

6.14 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to:

(a) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:

(i)	Investments in Subsidiaries made prior to the date hereof and described in Schedule 6.14 hereto.

(ii)	Permitted Investments.

(iii)	Investments consisting of loans to participants, or the purchase of securities of the Borrower from participants, made pursuant to the provisions of any employee benefit plan, including without limitation the Borrower’s 1997 Replacement Stock Incentive Plan, 1997 Stock Incentive Plan or the 1997 Director Stock Option Plan.

(iv)	Investments consisting of stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or other claims due or owing to the Borrower or any Subsidiary or as security for any such Indebtedness or claim.

(v)	Loans made by the Borrower in connection with the development of new retail establishments or distribution centers for the Borrower; provided that the aggregate outstanding amount of all such loans, as and when any such loan is made, shall not exceed five percent (5%) of the Borrower’s consolidated assets as of the last day of the most recently ended fiscal quarter of the Borrower.

(vi)	Investments made by the Borrower in the Investment Subsidiary for the purpose of making Permitted Investments.

(vii)	Investments made by any Subsidiary in the Borrower.

(viii)

Investments in the Trademark Subsidiary; provided that when aggregated with Investments made pursuant to clause 6.14(a)(i) hereof, (A) the aggregate amount of all such Investments shall not exceed twenty five percent (25%) of an amount equal to (i) the book value of the Borrower’s consolidated assets less (ii) the book value of real estate owned by the Real Estate Subsidiaries and (B) the aggregate amount of all such Investments in the Trademark Subsidiary shall not exceed an amount equal to fifteen percent (15%) of an amount equal to (i) the book value of the Borrower’s consolidated assets less (ii) the book value of real estate owned by the Real Estate Subsidiaries.

(ix)	Investments made by the Borrower, any Real Estate Subsidiary or the Trademark Subsidiary in any Real Estate Subsidiary, so long as, for any such Real Estate Subsidiary receiving Investments, the sum of such Investments plus any other Indebtedness of such Real Estate Subsidiary does not exceed 105% of the acquisition cost of the real estate owned by such Real Estate Subsidiary.

(x)	Investments made by means of a merger or consolidation permitted by Section 6.12 hereof.

(xi)	For the Borrower only: any Investment consisting of (A) the acquisition of stock or other equity interests which constitutes an Acquisition permitted pursuant to the terms of Section 6.14(b); (B) the creation of any new Subsidiary to act as the purchaser in an Acquisition permitted pursuant to the terms of Section 6.14(b); and (C) an Investment in a Subsidiary for the purpose of facilitating an Acquisition permitted pursuant to the terms of Section 6.14(b), provided, however, that the aggregate amount of such Investments made since the date hereof is less than thirty percent (30%) of Net Worth at the time of the Investment.

(xii)	The creation of any new Wholly-Owned Subsidiary.

(xiii)	Investments in one or more special purpose entities made in connection with a transfer by the Borrower or a Wholly-Owned Subsidiary of interests in accounts or notes receivable on a limited recourse basis, provided that (a) such transfer qualifies as a sale under generally accepted accounting principles and (b) any such Investments, at any time outstanding, do not exceed $50,000,000 in the aggregate.

(xiv)	Rate Hedging Obligations permitted by Section 6.18.

(xv)	Additional Investments, at any time outstanding, not to exceed $50,000,000 in the aggregate.

(b) make any Acquisition of any Person, except for an Acquisition: (i) for which the board of directors of the Person being acquired has approved the terms of the Acquisition, (ii) the purchase price of which (including the aggregate amount of (i) assumed liabilities for borrowed money, (ii) deferred compensation and (iii) non-compete and earn-out payments), when added to the purchase price of all other Acquisitions made during the same fiscal year, is less than twenty five percent (25%) of the Borrower’s consolidated assets as of the beginning of such fiscal year, (iii) the giving effect to which will not cause a Default or an Unmatured Default and (iv) for which the Borrower has previously provided the Lenders with (a) financial information with respect to the entity to be acquired (including historical financial statements, pro-forma statements after giving effect to the Acquisition and projections) and (b) to the extent available, a detailed description of the entity to be acquired, its products, markets served and customer concentrations.

6.15 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i)	Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

(ii)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business.

(iii)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)	Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

(v)	Liens existing on the date hereof and described in Schedule 6.15 hereto.

(vi)	Liens incurred in connection with purchase money financing of Property in the ordinary course of business, provided that such Liens shall attach solely to the Property acquired, any improvement thereon and any lease or other proceeds thereof and shall not attach to any other Property and the amount of Indebtedness secured thereby shall at no time exceed $50,000,000 in the aggregate.

(vii)	Liens existing on Property acquired by the Borrower or any of its Subsidiaries at the time of its Acquisition, so long as such Lien was not created in contemplation of such Acquisition.

(viii)	Liens resulting from commitments of the Borrower and its Subsidiaries under Capitalized Leases.

(ix)	Liens incurred in connection with any transfer of an interest in accounts or notes receivable, that at the time of such transfer, qualified as a sale under generally accepted accounting principles.

(x)	Liens under leases of personalty or real estate to which the Borrower and any of its Subsidiaries is a party, provided that such Liens (A) do not attach to inventory held for sale in leased stores or warehouses except only after bankruptcy, insolvency or similar events to the extent of any landlord’s lien, (B) are not incurred in connection with the borrowing of money or the obtaining of advances or credit by the Borrower or any of its Subsidiaries, and (C) do not in the aggregate materially detract from the value of the Property of the Borrower and its Subsidiaries or materially impair the use thereof in the operation of their respective businesses.

(xi)	Liens incidental to the conduct of the business of the Borrower or any of its Subsidiaries which do not cover accounts receivable, cover only de minimis amounts of inventory sold to the Borrower and its Subsidiaries by certain suppliers to secure the amounts owing such suppliers for the same, are not incurred in connection with the borrowing of money or the obtaining of advances or credits or in connection with the acquisition of real property or machinery or equipment except incidental to the acquisition of business properties as a whole or as a going concern, and which do not in the aggregate materially detract from the value of the Property of the Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of their respective businesses.

(xii)	Liens granted by any Subsidiary to the Borrower or a Wholly-Owned Subsidiary to secure loans from the Borrower or such Wholly-Owned Subsidiary, which loans were permitted by Section 6.14(a) and Liens on real estate granted by the Borrower to any Real Estate Subsidiary which secure Indebtedness owed by the Borrower to any Wholly-Owned Subsidiary in an aggregate amount at any time outstanding not in excess of $100,000,000.

(xiii)	Liens on real property which relate to Indebtedness of the Borrower or any Real Estate Subsidiary incurred in the ordinary course of business in connection with the financing of real property in an amount not to exceed $100,000,000 in the aggregate at any time outstanding.

(xiv)	In addition to Liens otherwise permitted by this Section 6.15, Liens on assets of the Borrower and its Subsidiaries securing obligations not exceeding $25,000,000 in the aggregate at any time outstanding.

6.16 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or a Wholly-Owned Subsidiary with respect to transactions other than the sale, transfer or other disposition of assets) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.17 Amendments. The Borrower will not, and will not permit any Subsidiary to make any amendment, waiver, cancellation, termination or modification to the Trademark Subsidiary Promissory Note except with the consent of the Administrative Agent which consent shall not be unreasonably withheld. The parties agree that the Administrative Agent shall consent to amendments to the Trademark Subsidiary Promissory Note, on one or more occasions, to provide for inclusion in the definition of “Senior Debt” in the Trademark Subsidiary Promissory Note other indebtedness which the Borrower is allowed to incur under Section 6.11 hereof and which the Borrower elects to designate as “Senior Debt” solely for purposes of the Trademark Subsidiary Promissory Note and to make conforming changes in the Trademark Subsidiary Promissory Note as is reasonably necessary to implement the inclusion of other obligations of the Borrower in the definition of “Senior Debt”. The form of any such amendment shall be reasonably satisfactory to the Administrative Agent.

6.18 Rate Hedging Obligations. The Borrower will not, and will not permit any Subsidiary to, enter into or remain liable upon any Rate Hedging Obligations, except for (i) Rate Hedging Obligations in a notional amount not to exceed an amount equal to one-half of the Aggregate Commitment (determined as of the time the applicable Rate Hedging Obligation is incurred) and (ii) Rate Hedging Obligations arising out of commodities hedging transactions entered into in the ordinary course of business and not for speculative purposes.

6.19 Financial Covenants. On and subsequent to the date hereof, the Borrower shall maintain, for itself and its Subsidiaries on a consolidated basis, each of the following financial covenants, each calculated in accordance with Agreement Accounting Principles.

6.19.1. Adjusted Debt to Capital Ratio. The Borrower shall maintain, on a consolidated basis, as of the end of each fiscal quarter a ratio of Adjusted Debt to Capital not exceeding .60 to 1.0.

6.19.2. Fixed Charge Coverage Ratio. The Borrower shall maintain, on a consolidated basis, as of the end of each fiscal quarter a Fixed Charge Coverage Ratio greater than 1.75 to 1.0.

6.20 Subsidiary Guaranties. If the Subsidiaries (other than the Real Estate Subsidiaries, the Trademark Subsidiary, the Investment Subsidiary and the Business Trust) have assets which in the aggregate have a book value equal to or greater than twenty-five percent (25%) of an amount equal to (i) the book value of the Borrower’s total consolidated assets and less (ii) the book value of real estate owned by the Real Estate Subsidiaries, each determined on a consolidated basis as at the end of any fiscal quarter, the Borrower shall cause all Subsidiaries other than the Real Estate Subsidiaries to deliver to the Administrative Agent, on behalf of the Lenders and the LC Issuer, on or before the date prescribed by Section 6.1(i) or (ii), as applicable, for the delivery of financial statements for such fiscal quarter (i) an executed guaranty in substantially the form attached hereto as Exhibit D or a joinder agreement insubstantially the form attached to such guaranty and (ii) an opinion of counsel to such Subsidiaries that such guaranty has been duly executed and delivered and is a legal, valid and binding obligation of such Subsidiaries enforceable in accordance with its terms (subject to customary exceptions). If any Subsidiary (other than a Real Estate Subsidiary) has assets which in the aggregate have a book value equal to or greater than fifteen percent (15%) of an amount equal to (i) the book value of the Borrower’s total consolidated assets and less (ii) the book value of real estate owned by the Real Estate Subsidiaries, each determined on a consolidated basis as at the end of any fiscal quarter, the Borrower shall cause such Subsidiary to deliver to the Administrative Agent, on behalf of the Lenders and the LC Issuer, within thirty (30) days after the end of any such fiscal quarter (i) an executed guaranty substantially in the form attached hereto as Exhibit D or a joinder agreement substantially in the form attached to such guaranty and (ii) an opinion of counsel to such Subsidiary that such guaranty has been duly executed and delivered and is a legal, valid and binding obligation of such Subsidiary enforceable in accordance with its terms (subject to customary exceptions).

6.21 Intercompany Indebtedness. After the occurrence and during the continuance of a Default or an Unmatured Default, the Borrower will not prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness owed to any Subsidiary.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2 Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one (1) Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any facility fee, LC Fee or other obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.3 The breach by the Borrower of any of the terms or provisions of Article VI Section 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, or 6.21.

7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within twenty (20) days after written notice from the Administrative Agent or any Lender.

7.5 Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness with a principal amount in excess of $25,000,000 (“Material Indebtedness”); or the default by the Borrower or any of its Subsidiaries in the performance of any material term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other material event shall occur or material condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

7.6 The Borrower or any of its Active Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7. 6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.7 Without the application, approval or consent of the Borrower or any of its Active Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Active Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Active Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during thetwelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9 The Borrower or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10 An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all or other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods.

7.11 Any Change in Control shall occur.

7.12 The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty or any Guarantor shall deny that it has further liability under the Subsidiary Guaranty, or shall give notice to such effect.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration; Facility LC Collateral Account.

(i)	If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the excess, if any, of (x) the amount of LC Obligations at such time, over (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii)	If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)	The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv)	At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time. At such time as no Default is continuing and the Aggregate Commitment has not been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower.

8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Unmatured Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders adversely affected thereby (or in the case of subsections 8.2(ii), (iv), (v) and (vi), all of the Lenders):

(i)	Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

(ii)	Reduce the percentage specified in the definition of Required Lenders.

(iii)	Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or except as contemplated by Section 2.6(c), increase the amount of the Aggregate Commitment or the Commitment of any Lender hereunder or the commitment to issue Facility LCs.

(iv)	Permit the Borrower to assign its rights under this Agreement.

(v)	Amend this Section 8.2.

(vi)	Release any Guarantor from its obligations under the Subsidiary Guaranty.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 12.1 without obtaining the consent of any other party to this Agreement. Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.6(c) to be delivered in connection with an increase to the Aggregate Commitment, the Administrative Agent, the Borrower and the new or existing Lenders whose Commitments have been affected may and shall enter into an amendment hereof (which shall be binding on all parties hereto and the new Lenders) solely for the purpose of reflecting any new Lenders and their new Commitments and any increase in the Commitment of any existing Lender.

8.3 Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders

and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, the LC Issuer and each Lender and their respective affiliates, and each of their directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuer or any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to the LC Issuer and each of the Lenders.

9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower or any Subsidiary pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.2, and (viii) rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Each Lender will instruct each Person to which it transmits confidential information hereunder to abide by the provisions of this Section.

9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.13 Disclosure. The Borrower and each Lender hereby acknowledge and agree that JPMCB and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

9.15 Termination of Prior Agreement. Each of the Lenders which is a “Lender” under the Prior Agreement, in its capacity as such, agrees with the Borrower that as of the date hereof the Prior Agreement shall be terminated except for provisions with respect to indemnification and other provisions which by their terms survive termination.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1 Appointment; Nature of Relationship. JPMCB is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 1-201 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

10.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8 Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13 Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain fee letter agreement dated April 7, 2005, or as otherwise agreed from time to time.

10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15 Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a “co-agent” nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. If a Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any times held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

11.2 Ratable Payments. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. (a) The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an LC Issuer), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.1. Nothing in the Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an LC Issuer), Participants (to the extent provided in paragraph (c) of this Section 12.1) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the LC Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of the Loan Documents.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each a “Purchaser”) all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

(C) the LC Issuer.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under the Loan Documents, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in the form of Exhibit B, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 12.1, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 9.6.); provided, however, that as of the date an assignee becomes a Lender, it shall not be entitled to any payments under Sections 3.1, 3.2 or 3.5 in excess of those to which its assignor was then entitled. Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this Section 12.1 shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 12.1.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the LC Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the LC Issuers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(c) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5.4, 2.20.5, 2.19, 10.8 or 11.2, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of the Loan Documents unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the LC Issuer or the Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the LC Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 8.2 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 12.1 (including, without limitation, compliance with Section 3.5(iv)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender, provided such Participant agrees to be subject to Section 11.2 as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Sections 3.1, 3.2, 3.4 and 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.5(iv) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.1 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.2 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.3 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1 Notices. Except as otherwise permitted by Section 2.15 with respect to all borrowing or Facility LC notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (so long as received during normal business hours, if not, then the next Business Day), (ii) if given by mail, 96 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

13.2 Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2 CONSENT TO JURISDICTION. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

BJ’S WHOLESALE CLUB, INC.

By:	/s/ Frank D. Forward

Print Name: Frank D. Forward

Title: Executive Vice President and Chief Financial Officer

	Address:	One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760 Attn: Frank Forward Executive Vice President and Chief Financial Officer

	Telephone:	(508) 651-6500
	Telecopy:	(508) 651-6623

with a copy to:

	Address:	One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760 Attn: General Counsel

	Telephone:	(508) 651-6670
	Telecopy:	(508) 651-6551

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., Individually, as LC Issuer, as Swing Line Lender and as Administrative Agent

By:	/s/ Teri Streusand

Print Name:	Teri Streusand
Title:	Vice President

Address:	270 Park Ave.
4th Floor
Attn: Teri Streusand

Telephone:	212-270-9803
Telecopy:	212-270-3279

Bank of America, N.A.

By:	/s/ Ross Evans

Print Name:	Ross Evans
Title:	Vice President

Address:	901 Main Street, 64th Floor
Dallas, TX 75204
Attn: Ross Evans

Telephone:	(214) 209-0417
Telecopy:	(214) 209-1286

Signature Page to Credit Agreement

Citizens Bank of Massachusetts

By:	/s/ Stephen Foley

Print Name:	Stephen Foley
Title:	Senior Vice President

Address:	28 State Street
Boston, MA 02109
Attn: Stephen Foley

Telephone:	(617) 994-7029
Telecopy:	(617) 263-0439

Signature Page to Credit Agreement

Wachovia Bank, National Association

By:	/s/ Aaron Headley

Print Name:	Aaron Headley

Title:	Associate

Address:	1339 Chestnut Street
Widener Bldg., PA4843
Philadelphia, PA 19107

Telephone:	(267) 321-6617
Telecopy:	(267) 321-6700

Signature Page to Credit Agreement

SunTrust Bank

By:	/s/ Robert Maddox

Print Name:	Robert Maddox

Title:	Vice President

Address:	303 Peachtree St, NE 10th Floor
Atlanta, GA 30308
Attn: Robert Maddox

Telephone:	(404) 658-4925
Telecopy:	(404) 658-4905

Signature Page to Credit Agreement

Sovereign Bank, as a Lender

By:	/s/ Judith C.E. Kelly

Print Name:	Judith C.E. Kelly

Title:	Senior Vice President

Address:	c/o Sovereign Bank
75 State St. 4th Floor
Boston, MA 02109
Attn: Judith C.E. Kelly
Senior Vice President

Telephone:	(617) 757-5658
Telecopy:	(617) 346-7330

Signature Page to Credit Agreement

THE BANK OF NEW YORK

By:	/s/ Johna M. Fidanza

Print Name:	Johna M. Fidanza

Title:	Vice President

Address:	One Wall Street, 19th Fl. New York, NY 10286 Attn: J. Fidanza

Telephone:	(212) 635-7870
Telecopy:	(212) 635-1483

Fifth Third Bank

By:	/s/ Brooke Balcom

Print Name:	Brooke Balcom

Title:	Corporate Banking Officer

	Address:	38 Fountain Square Plaza MD: 109046 Cincinnati, OH 45202

	Telephone:	(513) 534-3853
	Telecopy:	(513) 534-5947

Signature Page to Credit Agreement

U.S. Bank National Association

By:	/s/ Gregory L. Dryden

Print Name:	Gregory L. Dryden

Title:	Senior Vice President

	Address:	One U.S. Bank Plaza SL-MO-T12M St. Louis, MO 63101 Attn: Jennifer Thurston

	Telephone:	(314) 418-1315
	Telecopy:	(314) 418-3859

Signature Page to Credit Agreement

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Eurodollar Rate	.275%	.375%	.475%	.575%	.80%
ABR	0%	0%	0%	0%	0%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Standby Letter of Credit Fee	.275%	.375%	.475%	.575%	.80%
Commercial Letter of Credit Fee	.1375%	.1875%	.2375%	.2875%	.40%
Facility Fee	.10%	.125%	.15%	.175%	.20%

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Fixed Charge Coverage Ratio is greater than 3.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Fixed Charge Coverage Ratio is greater than or equal to 3.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Fixed Charge Coverage Ratio is greater than or equal to 2.50 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II or Level III Status and (ii) the Fixed Charge Coverage Ratio is greater than or equal to 2.00 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials; provided, that on the Closing Date and until adjusted as described below, the Borrower will be deemed to be Level III Status, unless the Borrower’s Status is determined to be a higher Status as determined from the Financials delivered prior to the Closing Date. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five (5) business days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) business days after such Financials are so delivered.

2

SCHEDULE 1

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$40,000,000

Bank of America, N.A.	$35,000,000

Citizens Bank of Massachusetts	$35,000,000

Wachovia Bank, National Association	$25,000,000

SunTrust Bank	$25,000,000

Sovereign Bank	$25,000,000

The Bank of New York	$15,000,000

Fifth Third Bank	$15,000,000

U.S. Bank National Association	$10,000,000

Total	$225,000,000

SCHEDULE 2.20.13

OUTSTANDING LETTERS OF CREDIT

LC Number	Amount	Beneficiary	Expiration Date
1069 NEMM 50087451	$2,256,300.00	Continental Casualty Company and/or Transportation Insurance Company	June 30, 2005

Schedule 5.8

SUBSIDIARIES

The following is a list of Subsidiaries of BJ’s Wholesale Club, Inc. as of April 28, 2005:

1.	BJ’s Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
Natick Security Corp.	Massachusetts
BJ’s MA Distribution Center, Inc.	Massachusetts
Mormax Beverages Corp.	Delaware
CWC Beverages Corp.	Connecticut
FWC Beverages Corp.	Florida
JWC Beverages Corp.	New Jersey
RWC Beverages Corp.	Rhode Island
YWC Beverages Corp.	New York
Mormax Corporation	Massachusetts
Natick Realty Holdings, Inc.	Maryland
Natick 1998 Realty Holdings, Inc.	Maryland
Strathmore Holdings, Inc.	Delaware
Natick GA Beverage Corp.	Georgia
Natick Atlantic Corp.	Georgia
BJ’s FL Distribution Center, Inc.	Florida

2.	BJ’s Wholesale Club, Inc. owns 100% of the issued shares of the following trust:

Jurisdiction
BJ’s Uxbridge Business Trust	Delaware

3.	BJ’s Wholesale Club, Inc. is the sole member of the following limited liability companies:

Jurisdiction
BJ’s NJ Distribution Center, LLC	Delaware
ProFoods Restaurant Supply, LLC	Delaware

3.	BJ’s Wholesale Club, Inc. is affiliated with the following charitable foundation:

Jurisdiction
BJ’s Charitable Foundation Inc.	Massachusetts

4.	BJ’s Uxbridge Business Trust is the sole member of the following limited liability company:

Jurisdiction
BJ’s Uxbridge, LLC	Delaware

5.	Strathmore Holdings, Inc. is the sole general partner, owning 1%, and BJ’s owns a 99% limited partnership interest in:

Jurisdiction
Strathmore Partners LP	Delaware

6.	BJ’s NJ Distribution Center, LLC owns 100% of the issued shares of the following trust:

Jurisdiction
BJ’s Northeast Business Trust	Massachusetts

7.	BJ’s Northeast Business Trust owns 100% of the issued shares of the following corporation:

Jurisdiction
Natick Realty, Inc.	Maryland

8.	BJ’s Northeast Business Trust is the sole member of the following limited liability company:

Jurisdiction
BJNH Operating Co., LLC.	Delaware

9.	Natick Realty, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
Natick Second Realty Corp.	Massachusetts
Natick NJ Flemington Realty Corp.	New Jersey
Natick Fourth Realty Corp.	New Jersey
Natick Fifth Realty Corp.	Maryland
Natick Sixth Realty Corp.	Connecticut
Natick NH Realty Corp.	New Hampshire
Natick NY Realty Corp.	New York
Natick MA Realty Corp.	Massachusetts
Natick VA Realty Corp.	Virginia
Natick NY 1992 Realty Corp.	New York
Natick Portsmouth Realty Corp.	New Hampshire
Natick NJ Realty Corp.	New Jersey
Natick NJ 1993 Realty Corp.	New Jersey
Natick CT Realty Corp.	Connecticut
Natick ME 1995 Realty Corp.	Maine
Natick NY 1995 Realty Corp.	New York
Natick NH 1994 Realty Corp.	New Hampshire
Natick MA 1995 Realty Corp.	Massachusetts
Natick Yorktown Realty Corp.	New York
Natick Waterford Realty Corp.	Connecticut
Natick Sennett Realty Corp.	New York
Natick MD Oxon Hill Realty Corp.	Maryland
Natick NY College Point Realty Corp.	New York

Mercer Mortgage Holdings, Inc.	Delaware
Natick SC Greenville Realty Corp.	South Carolina
Natick NC Mooresville Realty Corp.	North Carolina
Natick MD Lexington Park Realty Corp.	Maryland
Natick CT Derby Realty Corp.	Connecticut
Natick MD Westminster Realty Corp.	Maryland
Natick NY Freeport Realty Corp.	New York
Natick VA Mechanicsville Realty Corp.	Virginia
Natick NJ Hamilton Township Realty Corp.	New Jersey
Natick OH Canton Realty Corp.	Ohio
Natick NH Hooksett Realty Corp.	New Hampshire
Natick NY Nassau Realty Corp.	New York
Natick NJ Vineland Realty Corp.	New Jersey
Natick PA Realty Corp.	Pennsylvania
Natick PA 1995 Realty Corp.	Pennsylvania
Natick Lancaster Realty Corp.	Pennsylvania
Natick PA Plymouth Realty Corp.	Pennsylvania
Natick PA Stroudsburg Realty Corp.	Pennsylvania
Natick MD Prince Georges Realty Corp.	Maryland
Natick VA Woodbridge Realty Corp.	Virginia

9.	Natick Realty, Inc. owns 100% of the issued shares of the following business trusts:

Jurisdiction
Mercer Holdings 2002 Business Trust	Massachusetts

Schedule 6.11

Indebtedness

Indebtedness relating to that certain Promissory Note and Deed of Trust and Security Agreement in favor of B. Randolph Boyd, as trustee and Protective Life Insurance with a maturity date of November 1,2011 in the original amount of $5,700,000.00

Schedule 6.14

Investments

BJ’S WHOLESALE CLUB, INC.

OTHER INTERCOMPANY LOANS

FYE 1/29/05

DUE TO:	DUE FROM:	INDIRECT OWNERSHIP %			INTERCO RECEIVABLE @ 1/29/05	Ref.	INTERCO PAYABLE @ 1/29/05	Ref.	NET INTERCO INDEBTEDNESS @ 1/29/05	JURISDICTION OF ORGANIZATION	DESCRIPTION
BJ’S NORTHEAST BUSINESS TRUST	BJ’S WHOLESALE CLUB, INC.	100%			—		435,200,000	B.	(435,200,000)	MA	INSTALLMENT LOAN
BJ’S NORTHEAST BUSINESS TRUST	BJ’S WHOLESALE CLUB, INC.	100%			—		121,950,000	B.	(121,950,000)	MA	TERM LOAN
BJ’S NORTHEAST BUSINESS TRUST	BJ’S WHOLESALE CLUB, INC.	100%					99,338,573	F.	(99,338,573)	MA	INTERCO
BJ’S NORTHEAST BUSINESS TRUST	BJ’S NH OPERATING CO LLC	100%					31,174,384	F.	(31,174,384)	DE	NET ASSETS OFFSET ( NO EQUITY )
NATICK REALTY, INC.	BJ’S WHOLESALE CLUB, INC.	100%	(a	)	—		33,578,257	E.-1	(33,578,257)	MD	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK OH CANTON REALTY CORP.	100%			7,702	E.	—		7,702	OH	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK VA WOODBRIDGE REALTY CORP.	100%			383,190	E.	—		383,190	OH	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NC MOORESVILLE REALTY CORP.	100%			319,566	E.	—		319,566	NC	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK SC GREENVILLE REALTY CORP.	100%			1,623,960	E.	—		1,623,960	SC	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK MD WESTMINSTER REALTY CORP.	100%			157,910	E.	—		157,910	MD	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NY FREEPORT REALTY CORP.	100%			264,687	E.	—		264,687	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK MECHANICSVILLE REALTY CORP.	100%			114,718	E.	—		114,718	VA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NJ HAMILTON TOWNSHIP REALTY CORP.	100%			992,984	E.	—		992,984	NJ	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NH HOOKSETT REALTY CORP.	100%			221,096	E.	—		221,096	NH	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NJ VINELAND REALTY CORP.	100%			1,068,874	E.	—		1,068,874	NJ	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK MD OXON HILL REALTY CORP.	100%			—		5,385	E.	(5,385)	MD	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK SECOND REALTY CORP.	100%			97,202	E.	—		97,202	MA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NJ FLEMINGTON REALTY CORP.	100%			54,146	E.	—		54,146	NJ	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK MA REALTY CORP.	100%			888,919	E.	—		888,919	MA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK FOURTH REALTY CORP.	100%			126,488	E.	—		126,488	NJ	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK MD LEXINGTON PARK REALTY CORP.	100%			307,846	E.	—		307,846	MD	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK CT DERBY REALTY CORP.	100%			256,144	E.	—		256,144	CT	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK PA STROUDSBURG REALTY CORP.	100%			592,017	E.	—		592,017	PA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	MERCER 2002 BUSINESS TRUST	100%			—		488,371	E.	(488,371)	MA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NH 1994 REALTY REALTY CORP.	100%			50,545	E.	—		50,545	NH	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK MA 1995 REALTY CORP.	100%			10,428	E.	—		10,428	MA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK PA 1995 REALTY CORP.	100%			189,590	E.	—		189,590	PA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK YORKTOWN REALTY CORP.	100%			122,211	E.	—		122,211	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK LANCASTER REALTY CORP.	100%			142,220	E.	—		142,220	PA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK WATERFORD REALTY CORP.	100%			91,278	E.	—		91,278	CT	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK SENNETT REALTY CORP.	100%			46,505	E.	—		46,505	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK PA PLYMOUTH REALTY CORP.	100%			1,195,160	E.	—		1,195,160	PA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NY COLLEGE POINT REALTY CORP.	100%			4,667,452	E.	—		4,667,452	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	MERCER MORTGAGE HOLDINGS, INC.	100%			—		—		—	MD	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NY NASSAU REALTY CORP.	100%			13,050	E.	—		13,050	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK MD PRINCE GEORGIES REALTY CORP.	100%			—		100	E.	(100)	MD	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK SIXTH REALTY CORP.	100%			1,358,588	E.	—		1,358,588	CT	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK FIFTH REALTY CORP.	100%			486,944	E.	—		486,944	MD	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NH REALTY CORP.	100%			125,531	E.	—		125,531	NH	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NY REALTY CORP.	100%			826,748	E.	—		826,748	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK VA REALTY CORP.	100%			4,429,002	E.	—		4,429,002	VA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK PA REALTY CORP.	100%			293,084	E.	—		293,084	PA	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NY 1992 REALTY CORP.	100%			1,440,565	E.	—		1,440,565	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK PORTSMOUTH REALTY CORP.	100%			109,172	E.	—		109,172	NH	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NJ 1993 REALTY CORP.	100%			127,577	E.	—		127,577	NJ	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NJ REALTY CORP.	100%			1,833,893	E.	—		1,833,893	NJ	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK CT REALTY CORP.	100%			200,123	E.	—		200,123	CT	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK NY 1995 REALTY CORP.	100%			56,597	E.	—		56,597	NY	REIT LOAN
BJ’S WHOLESALE CLUB, INC.	NATICK ME 1995 REALTY CORP.	100%			57,550	E.	—		57,550	ME	REIT LOAN
BJ’S NORTHEAST BUSINESS TRUST	BJ’S ATLANTIC DISTRIBUTION CENTER, INC.	—					12,030,000	B.	(12,030,000)	MA	TERM LOAN
MERCER 2002 BUSINESS TRUST	BJ’S WHOLESALE CLUB, INC.	100%					49,926,639	B.	(49,926,639)	MA	MORTGAGE LOANS
MERCER 2002 BUSINESS TRUST	NATICK PA STROUDSBURG REALTY CORP.						4,922,760	E.	(4,922,760)	MA	MORTGAGE LOANS
MERCER 2002 BUSINESS TRUST	NATICK PA 1995 REALTY CORP.						7,667,219	E.	(7,667,219)	MA	MORTGAGE LOANS
MERCER 2002 BUSINESS TRUST	NATICK LANCASTER REALTY CORP.						6,536,859	E.	(6,536,859)	MA	MORTGAGE LOANS
MERCER 2002 BUSINESS TRUST	NATICK PA PLYMOUTH REALTY CORP.						8,343,278	E.	(8,343,278)	MA	MORTGAGE LOANS
MERCER 2002 BUSINESS TRUST	NATICK PA REALTY CORP.						10,783,582	E.	(10,783,582)	MA	MORTGAGE LOANS
MERCER 2002 BUSINESS TRUST	NATICK SC GREENVILLE REALTY CORP.						6,786,088	E.	(6,786,088)	MA	MORTGAGE LOANS

(a)	BJ’s Northeast Business Trust owns 100% of common stock

Preferred stock owned by emloyees and former employees of BJ’s Wholesale Club, Inc.

BJ’S WHOLESALE CLUB, INC.

INVESTMENT IN SUBS

FYE 1/29/05

INVESTMENT IN	OWNED BY	% OWNERSHIP	EQUITY INVESTMENT @ 1/29/05	Ref.	RECEIVABLE FROM SUBS @ 1/29/05	Ref.	TOTAL INVESTMENT @ 1/29/05	INDEBTEDNESS TO SUBSIDIARY @ 1/29/05	Ref.	NET INVESTMENT IN SUBSIDIARY @ 1/29/05	JURISDICTION OF ORGANIZATION
PROFOODS RESTAURANT SUPPLY LLC	BJ’S WHOLESALE CLUB, INC.	100%	(3,029,967)	A.	17,652,284	B.	14,622,317			14,622,317	DE
MORMAX CORPORATION	BJ’S WHOLESALE CLUB, INC.	100%	4,088				4,088	4,088		—	MA
CWC BEVERAGES CORP.	BJ’S WHOLESALE CLUB, INC.	100%	4,030				4,030	4,030		—	CT
FWC BEVERAGES CORP.	BJ’S WHOLESALE CLUB, INC.	100%	4,146				4,146	4,146		—	FL
JWC BEVERAGES CORP.	BJ’S WHOLESALE CLUB, INC.	100%	4,812				4,812	4,812		—	NJ
RWC BEVERAGES CORP.	BJ’S WHOLESALE CLUB, INC.	100%	3,925				3,925	3,925		—	RI
YWC BEVERAGES CORP.	BJ’S WHOLESALE CLUB, INC.	100%	3,493				3,493	3,493		—	NY
MORMAX BEVERAGES CORP.	BJ’S WHOLESALE CLUB, INC.	100%	(99)		99		—			—	DE
NATICK SECURITY CORP.	BJ’S WHOLESALE CLUB, INC.	100%	115,921,951	C.			115,921,951	—		115,921,951	MA
BJ’S MA DISTRIBUTION CENTER, INC.	BJ’S WHOLESALE CLUB, INC.	100%	(1,284,644)	C.	6,514,065	B.	5,229,421	—		5,229,421	MA
BJ’S FL DISTRIBUTION CENTER, INC.	BJ’S WHOLESALE CLUB, INC.	100%	(356,072)	C.	4,375,795	B.	4,019,723	—		4,019,723	MA
BJ’S NJ DISTRIBUTION CENTER LLC	BJ’S WHOLESALE CLUB, INC.	100%	685,155,361	C.			685,155,361	8,795,242	B.	676,360,119	PA
STRATHMORE HOLDINGS, INC.	BJ’S WHOLESALE CLUB, INC.	100%	10,590,143	C.	(7,878)	B.	10,582,265	3,455,000	B.	7,127,265	DE
NATICK 1998 REALTY HOLDINGS, INC.	BJ’S WHOLESALE CLUB, INC.	100%	1,000				1,000	1,000		—	MD
NATICK REALTY HOLDINGS, INC.	BJ’S WHOLESALE CLUB, INC.	100%	1,000				1,000	1,000		—	MD
NATICK GA BEVERAGES CORP.	BJ’S WHOLESALE CLUB, INC.	100%	100				100	100		—	GA
NATICK ATLANTIC CORP.	BJ’S WHOLESALE CLUB, INC.	100%	100				100	100		—	GA
STRATHMORE PARTNERS, LP	BJ’S WHOLESALE CLUB, INC.	99%	441,955,415	D.			441,955,415			441,955,415	DE
STRATHMORE PARTNERS, LP	STRATHMORE HOLDINGS, INC.	1%	6,808,674	D.			6,808,674			6,808,674	DE
BJ’S NORTHEAST BUSINESS TRUST	BJ’S ATLANTIC DISTRIBUTION CENTER, INC.	100%	678,533,373	C.			678,533,373			678,533,373	MA
NATICK REALTY, INC.	BJ’S NORTHEAST BUSINESS TRUST (a)	100%	375,249,233	C.			375,249,233			375,249,233	MD
NATICK OH CANTON REALTY CORP.	NATICK REALTY, INC.	100%	271,457	E.			271,457	25,361	E.	246,096	OH
NATICK VA WOODBRIDGE REALTY CORP.	NATICK REALTY, INC.	100%	9,819,123	E.			9,819,123	492,390	E.	9,326,733	OH
NATICK NC MOORESVILLE REALTY CORP.	NATICK REALTY, INC.	100%	7,191,242	E.			7,191,242	875,236	E.	6,316,006	NC
NATICK SC GREENVILLE REALTY CORP.	NATICK REALTY, INC.	100%	916,197	E.			916,197	1,354,835	E.	(438,638)	SC
NATICK MD WESTMINSTER REALTY CORP.	NATICK REALTY, INC.	100%	11,731,813	E.			11,731,813	1,164,811	E.	10,567,002	MD
NATICK NY FREEPORT REALTY CORP.	NATICK REALTY, INC.	100%	18,290,365	E.			18,290,365	1,271,359	E.	17,019,006	NY
NATICK MECHANICSVILLE REALTY CORP.	NATICK REALTY, INC.	100%	8,941,469	E.			8,941,469	719,441	E.	8,222,028	VA
NATICK NJ HAMILTON TOWNSHIP REALTY CORP.	NATICK REALTY, INC.	100%	9,944,538	E.			9,944,538	833,182	E.	9,111,356	NJ
NATICK NH HOOKSETT REALTY CORP.	NATICK REALTY, INC.	100%	9,202,305	E.			9,202,305	622,015	E.	8,580,290	NH
NATICK NJ VINELAND REALTY CORP.	NATICK REALTY, INC.	100%	7,675,340	E.			7,675,340	526,368	E.	7,148,972	NJ
NATICK MD OXON HILL REALTY CORP.	NATICK REALTY, INC.	100%	1,069	E.			1,069	945	E.	124	MD
NATICK SECOND REALTY CORP.	NATICK REALTY, INC.	100%	6,077,792	E.			6,077,792	1,555,114	E.	4,522,678	MA
NATICK NJ FLEMINGTON REALTY CORP.	NATICK REALTY, INC.	100%	7,131,911	E.			7,131,911	1,411,250	E.	5,720,661	NJ
NATICK MA REALTY CORP.	NATICK REALTY, INC.	100%	22,548,565	E.			22,548,565	6,120,385	E.	16,428,180	MA
NATICK FOURTH REALTY CORP.	NATICK REALTY, INC.	100%	10,559,995	E.			10,559,995	1,850,739	E.	8,709,256	NJ
NATICK MD LEXINGTON PARK REALTY CORP.	NATICK REALTY, INC.	100%	10,418,634	E.			10,418,634	548,708	E.	9,869,926	MD
NATICK CT DERBY REALTY CORP.	NATICK REALTY, INC.	100%	8,572,532	E.			8,572,532	472,131	E.	8,100,401	CT
NATICK PA STROUDSBURG REALTY CORP.	NATICK REALTY, INC.	100%	751,047	E.			751,047	231,395	E.	519,652	PA
MERCER 2002 BUSINESS TRUST	NATICK REALTY, INC.	100%	97,906,187	E.			97,906,187	2,647,807	E.	95,258,380	PA
NATICK NH 1994 REALTY REALTY CORP.	NATICK REALTY, INC.	100%	3,927,290	E.			3,927,290	805,481	E.	3,121,809	NH
NATICK MA 1995 REALTY CORP.	NATICK REALTY, INC.	100%	4,187,552	E.			4,187,552	859,699	E.	3,327,853	MA
NATICK PA 1995 REALTY CORP.	NATICK REALTY, INC.	100%	964,921	E.			964,921	806,916	E.	158,005	PA
NATICK YORKTOWN REALTY CORP.	NATICK REALTY, INC.	100%	7,641,763	E.			7,641,763	1,749,887	E.	5,891,876	NY
NATICK LANCASTER REALTY CORP.	NATICK REALTY, INC.	100%	789,250	E.			789,250	542,764	E.	246,486	PA
NATICK WATERFORD REALTY CORP.	NATICK REALTY, INC.	100%	6,451,285	E.			6,451,285	1,087,237	E.	5,364,048	CT
NATICK SENNETT REALTY CORP.	NATICK REALTY, INC.	100%	3,870,306	E.			3,870,306	1,023,681	E.	2,846,625	NY
NATICK PA PLYMOUTH REALTY CORP.	NATICK REALTY, INC.	100%	1,125,091	E.			1,125,091	1,868,265	E.	(743,174)	PA
NATICK NY COLLEGE POINT REALTY CORP.	NATICK REALTY, INC.	100%	15,280,335	E.			15,280,335	8,886,393	E.	6,393,942	NY
MERCER MORTGAGE HOLDINGS, INC.	NATICK REALTY, INC.	100%	1,000	E.			1,000	937	E.	63	MD
NATICK NY NASSAU REALTY CORP.	NATICK REALTY, INC.	100%	485,395	E.			485,395	48,921	E.	436,474	NY
NATICK MD PRINCE GEORGIES REALTY CORP.	NATICK REALTY, INC.	100%	100	E.			100	0	E.	100	MD
NATICK SIXTH REALTY CORP.	NATICK REALTY, INC.	100%	23,373,450	E.			23,373,450	6,754,363	E.	16,619,087	CT
NATICK FIFTH REALTY CORP.	NATICK REALTY, INC.	100%	28,532,540	E.			28,532,540	5,669,005	E.	22,863,535	MD
NATICK NH REALTY CORP.	NATICK REALTY, INC.	100%	7,761,347	E.			7,761,347	693,515	E.	7,067,832	NH
NATICK NY REALTY CORP.	NATICK REALTY, INC.	100%	10,512,450	E.			10,512,450	3,717,032	E.	6,795,418	NY
NATICK VA REALTY CORP.	NATICK REALTY, INC.	100%	18,503,769	E.			18,503,769	9,944,755	E.	8,559,014	VA
NATICK PA REALTY CORP.	NATICK REALTY, INC.	100%	1,414,500	E.			1,414,500	1,455,082	E.	(40,582)	PA
NATICK NY 1992 REALTY CORP.	NATICK REALTY, INC.	100%	18,570,107	E.			18,570,107	5,948,799	E.	12,621,308	NY
NATICK PORTSMOUTH REALTY CORP.	NATICK REALTY, INC.	100%	7,144,921	E.			7,144,921	1,209,058	E.	5,935,863	NH
NATICK NJ 1993 REALTY CORP.	NATICK REALTY, INC.	100%	8,562,498	E.			8,562,498	1,482,202	E.	7,080,296	NJ
NATICK NJ REALTY CORP.	NATICK REALTY, INC.	100%	14,831,638	E.			14,831,638	4,875,814	E.	9,955,824	NJ
NATICK CT REALTY CORP.	NATICK REALTY, INC.	100%	12,150,580	E.			12,150,580	1,805,523	E.	10,345,057	CT
NATICK NY 1995 REALTY CORP.	NATICK REALTY, INC.	100%	4,056,630	E.			4,056,630	965,085	E.	3,091,545	NY
NATICK ME 1995 REALTY CORP.	NATICK REALTY, INC.	100%	4,314,163	E.			4,314,163	811,821	E.	3,502,342	ME

(a)	BJ’s Northeast Business Trust owns 100% of common stock

Preferred stock owned by emloyees and former employees of BJ’s Wholesale Club, Inc.

Schedule 6.15

Liens

See Schedule 6.11 which is incorporated herein by reference.

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of April 28, 2005 (as amended, modified, renewed or extended from time to time, the “Agreement”) among BJ’s Wholesale Club, Inc., (the “Borrower”), the Lenders and JPMorgan Chase Bank, N.A., as LC Issuer, as Swing Line Lender and as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED, IN HIS CAPACITY AS CHIEF FINANCIAL OFFICER OF THE BORROWER, HEREBY CERTIFIES THAT:

1. I am the duly elected Chief Financial Officer of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

5. Schedule II hereto sets forth the determination of the Applicable Margin and Applicable Fee Rate.

6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this              day of                     ,         .

By:

Name:

Title:	Chief Financial Officer

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                     ,              with

Sections 6.19 and 6.20 of the Agreement

1.	Section 6.19.1 - Adjusted Debt to Capital Ratio

Requirement:

The Borrower shall maintain, on a consolidated basis, as of the end of each fiscal quarter during the fiscal year indicated below a ratio of Adjusted Debt to Capital not exceeding .60 to 1.0:

Compliance at [Insert Date]:

a)	Adjusted Debt	$	_________

b)	Capital (Net Worth plus Adjusted Debt)	$	_________

c)	Ratio of (a) to (b)		to 1.0

2.	Section 6.19.2 - Fixed Charge Coverage Ratio

Requirement:

The Borrower shall maintain, on a consolidated basis, as of the end of each fiscal quarter a Fixed Charge Coverage Ratio greater than 1.75 to 1.0.

Compliance at [Insert Date]:

a)	EBITR (for the current fiscal quarter and the three immediately preceding fiscal quarters)	$	_________
b)	Interest expense + Rentals + cash dividends + Current Maturities (for the current fiscal quarter and the three immediately preceding fiscal quarters)	$	_________

c)	Ratio of (a) to (b)		to 1.0

3.	Section 6.20 - Subsidiary Guaranties

Requirement:

The Borrower shall cause its Subsidiaries (other than Real Estate Subsidiaries, the Trademark Subsidiary, the Investment Subsidiary and the Business Trust) that have assets which in the aggregate have a book value equal to or greater than 25% of an amount equal to (i) the book value of the Borrower’s total consolidated assets less (ii) the book value of real estate owned by the Real Estate Subsidiaries, each determined on a consolidated basis at the end of each fiscal quarter to execute a guaranty in the form of Exhibit C attached to the Credit Agreement or a joinder agreement in substantially the form attached to such guaranty.

Compliance at [Insert Date]

Subsidiaries (other than Real Estate Subsidiaries, the Trademark Subsidiary, the Investment Subsidiary and the Business Trust) which shall execute a guaranty

Requirement:

The Borrower shall cause its Subsidiaries (other than a Real Estate Subsidiary) that have assets which in the aggregate have a book value equal to or greater than 15% of an amount equal to (i) the book value of the Borrower’s total consolidated assets less (ii) the book value of real estate owned by the Real Estate Subsidiaries, each determined on a consolidated basis at the end of each fiscal quarter to execute a guaranty in the form of Exhibit D attached to the Credit Agreement or a joinder agreement in substantially the form attached to such guaranty.

Compliance at [Insert Date]

Subsidiaries (other than a Real Estate Subsidiary) which shall execute a guaranty

SCHEDULE II TO COMPLIANCE CERTIFICATE

Borrower’s Applicable Margin and Applicable Fee Rate Calculation

Compliance at [Insert Date]:

The Fixed Charge Coverage Ratio:

a)	EBITR (for the current fiscal quarter and the three immediately preceding fiscal quarters)	$

b)	Interest expense + Rentals + cash dividends + Current Maturities (for the current fiscal quarter and the three immediately preceding fiscal quarters)	$

c)	Ratio of (a) to (b)		to 1.0

d)	Status (from Pricing Schedule)		______

SCHEDULE III TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	BJ’s Wholesale Club, Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The $225,000,000 Credit Agreement dated as of April 28, 2005 among BJ’s Wholesale Club, Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as LC Issuer, Swing Line Lender and Administrative Agent.

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Revolving Credit	$225,000,000/	$		%

Effective Date:                              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to and][3] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as LC Issuer

By
Title:

[Consented to:][4]

[BJ’S WHOLESALE CLUB, INC.]

By
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document5, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

FORM OF SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (this “Guaranty”) is made as of April 28, 2005 by each of the Persons that is a signatory hereto (collectively, the “Subsidiary Guarantors”) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, under the Credit Agreement referred to below;

WITNESSETH:

WHEREAS, BJ’s Wholesale Club, Inc. (the “Principal”) and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”), as LC Issuer and as Swing Line Lender, and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

WHEREAS, it is a condition precedent to the Administrative Agent and the Lenders executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principal, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.1. Selected Terms Used Herein.

“Guaranteed Obligations” is defined in Section 3 below.

“Lenders” means the “Lenders” as defined in the Credit Agreement, including any Lender in its capacity as LC Issuer or Swing Line Lender.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Principal and any Lender or Affiliate thereof relating to the Obligations under the Credit Agreement which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Rate Management Obligations” means any and all obligations of the Principal, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION 2.1. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date with respect to each Advance and each issuance of a Facility LC under the Credit Agreement) that:

(a) It is a corporation, partnership, limited liability company, or business trust, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority or to have such good standing would not have a Material Adverse Effect.

(b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper organizational proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its Subsidiaries or (ii) its or any of its Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any material indenture, instrument or agreement to which it or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a Subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its Subsidiaries, is required to be obtained by it or any of its Subsidiaries in connection with the execution and delivery of this Guaranty or the payment and performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

SECTION 2.2. Covenants. Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Facility LC is outstanding, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will fully comply with those covenants and agreements set forth in the Credit Agreement which are applicable to such Subsidiary Guarantor.

SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations and the Rate Management Obligations, including without limitation any such Obligations or Rate Management Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Lender to sue the Principal, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii) any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

(v) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or

(vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder.

SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Facility LC’s and Rate Management Transactions have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6. Waivers. Each of the Subsidiary Guarantors irrevocably waives, except for any of the following expressly provided for herein, acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice with respect hereto or the Guaranteed Obligations, and also waives any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are paid in full, any commitment to extend credit under the Credit Agreement and any other Loan Documents is terminated and all Facility LC’s and Rate Management Transactions have terminated or expired.

SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

SECTION 9. Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

(b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

(c) In the event any Subsidiary Guarantor (a “Paying Subsidiary Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a “Non-Paying Subsidiary Guarantor”) shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Principal after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9(c) shall affect any Subsidiary Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor’s Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Administrative Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

(d) Notwithstanding any other provision of this Guaranty to the contrary, in connection with any liquidation of Natick Realty, Inc. (“NRI”), the payment obligations of NRI hereunder shall be subject and subordinate to the payment obligations of NRI to its non-voting class of preferred shareholders with respect to a liquidating distribution of up to $500,000.

SECTION 10. Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a) FIRST, to payment of all reasonable costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Administrative Agent in connection with any collateral securing the Guaranteed Obligations;

(b) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c) THIRD, to payment of the principal of the Guaranteed Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them; and

(d) FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given in accordance with the manner set forth in the Credit Agreement.

SECTION 12. No Waivers. No failure or delay by the Administrative Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13. No Duty to Advise. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Principal’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Facility LC, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.

This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Administrative Agent with the consent of the Required Lenders.

SECTION 16. Costs of Enforcement. Each of the Subsidiary Guarantors agrees to pay all reasonable costs and expenses including, without limitation, all reasonable court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against any such Subsidiary Guarantors of all or any part of the Guaranteed Obligations.

SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 18. Taxes etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith (i) pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 19. Setoff. Without limiting the rights of the Administrative Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Administrative Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Administrative Agent or any Lender or any Lending Installation of the Administrative Agent or any Lender toward the payment of the Guaranteed Obligations then due.

SECTION 20. Additional Subsidiary Guarantors. Pursuant to Section 6.20 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Subsidiary Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Guaranty shall not require the consent of any Subsidiary Guarantor hereunder, of the Borrower or of any Lender. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party hereto.

[signature pages follow]

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

BJ’S NJ DISTRIBUTION CENTER, LLC, a Delaware limited liability company

By:

Name:

Title:

Address:	c/o BJ’s Wholesale Club, Inc. One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760
	Attn:	Frank D. Forward Executive Vice President and Chief Financial Officer

Telephone:	(508) 651-7406
Telecopy:	(508) 651-6551

NATICK SECURITY CORP., a Massachusetts corporation

By:

Name:

Title:

Address:	c/o BJ’s Wholesale Club, Inc. One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760
	Attn:	Frank D. Forward Executive Vice President and Chief Financial Officer

Telephone:	(508) 651-7406
Telecopy:	(508) 651-6551

STRATHMORE HOLDINGS, INC., a Delaware corporation

By:

Name:

Title:

Address:	c/o BJ’s Wholesale Club, Inc. One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760
	Attn:	Frank D. Forward Executive Vice President and Chief Financial Officer

Telephone:	(508) 651-7406
Telecopy:	(508) 651-6551

NATICK REALTY, INC.,
a Maryland corporation

By:

Name:

Title:

Address:	c/o BJ’s Wholesale Club, Inc. One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760 Attn: Frank D. Forward Executive Vice President and Chief Financial Officer

Telephone: Telecopy:	(508) 651-7406 (508) 651-6551

STRATHMORE PARTNERS LP,
a Delaware limited partnership

By:	Strathmore Holdings, Inc., its general partner

By:

Name:

Title:

Address:	c/o BJ’s Wholesale Club, Inc. One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760 Attn: Frank D. Forward Executive Vice President and Chief Financial Officer

Telephone: Telecopy:	(508) 651-7406 (508) 651-6551

BJ’S NORTHEAST BUSINESS TRUST,
a Massachusetts business trust

By:

Name:

Title:

Address:	c/o BJ’s Wholesale Club, Inc. One Mercer Road P.O. Box 9600 Natick, Massachusetts 01760 Attn: Frank D. Forward Executive Vice President and Chief Financial Officer

Telephone: Telecopy:	(508) 651-7406 (508) 651-6551

EXHIBIT A

TO GUARANTY

SUPPLEMENT NO.      dated as of                              , 20     to the Guaranty dated as of April 28, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), by the Subsidiaries of BJ’s Wholesale Club, Inc., a Delaware corporation (the “Borrower”), party thereto (individually, a “Guarantor” and collectively, the “Guarantors”) in favor of the Administrative Agent, for the benefit of the Lenders.

Reference is made to the Credit Agreement dated as of April 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), as LC Issuer and as Swing Line Lender.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Subsidiary Guarantors have entered into the Guaranty in order to induce the Lenders to extend credit pursuant to the Credit Agreement. Pursuant to Section 6.20 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Subsidiary Guarantor. Section 20 of the Guaranty provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guaranty in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 20 of the Guaranty, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Guarantor hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date). Each reference to a “Subsidiary Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Guaranty. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written

[Name of New Guarantor],

By:

Name:

Title:

Address:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:

Title: